Exhibit 10.5

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 4, 2017 (the “Fourth Amendment Execution Date”), among EPSILON ENERGY USA INC (“Borrower”), the LENDERS (as hereinafter defined), and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

WHEREAS, Borrower, the financial institutions party thereto (collectively, together with their respective successors and assigns, the “Lenders”), and Administrative Agent are parties to that certain Credit Agreement dated as of July 29, 2013, as amended by First Amendment to Credit Agreement dated as of December 10, 2015, Second Amendment to Credit Agreement dated as of October 11, 2016, and Third Amendment to Credit Agreement dated as of February 21, 2017 (as so amended, the “Credit Agreement”);

WHEREAS, Borrower has requested that Administrative Agent and the Lenders amend the Credit Agreement as hereinafter provided;

WHEREAS, subject to the terms and conditions set forth herein, Administrative Agent and the Lenders are willing to agree to such amendments; and

WHEREAS, Borrower, the Lenders and Administrative Agent acknowledge that the terms of this Amendment constitute an amendment and modification of, and not a novation of, the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.         Definitions.  Unless otherwise defined in this Amendment, terms used in this Amendment that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.  As used herein, “Third Amendment” means that certain Third Amendment to Credit Agreement dated as of February 21, 2017, among Borrower, the Lenders and Administrative Agent.

SECTION 2.         Amendments to the Credit Agreement.  Subject to satisfaction of the conditions of effectiveness set forth in Section 3 of this Amendment, the parties hereto agree that:

(a)           Section 1.1 of the Credit Agreement is hereby amended to amend and restate the following definition in its entirety to read as follows:

“Required Reserve Value” means Proved Oil and Gas Properties that have a Recognized Value of not less than the lesser of (a) ninety percent (90%) of the Recognized Value of all Proved Oil and Gas Properties owned by Borrower and its Subsidiaries and the Affiliated Operators and (b) one hundred fifty percent (150%) of the portion of the Borrowing Base allocable to Oil and Gas Properties in effect from time to time, as determined by Administrative Agent.

(b)           Section 8.5(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(g)           Investments consisting of direct ownership interests in Oil and Gas Properties or wells, gas gathering systems or other field facilities, seismic data and surveys, in each case related to such Oil and Gas Properties, or related to Farmouts, participation agreements, joint operating agreements, joint venture or area of mutual interest agreements or other similar arrangements which are usual and customary in the oil and gas industry located within the geographic boundaries of the United States of America; provided that (i) no such investment includes an investment in any equity interest in a Person, (ii) any Debt incurred or assumed or Lien granted or permitted to exist pursuant to such investments is otherwise permitted under Section 8.1 and Section 8.2, respectively, and (iii) such investments are taken into account in computing the working interests and net revenue interests set forth in the most recent WI/NRI Schedule and

SECTION 3.         Conditions of Effectiveness.  The amendments set forth in Section 2 of this Amendment, as well as any other terms and conditions set forth herein, shall be effective as of date Administrative Agent shall have received each of the following:

(a)           a counterpart of this Amendment executed by Borrower, Guarantors, the Lenders and Administrative Agent;

(b)           all fees and expenses required to be paid pursuant to the Loan Documents, including, without limitation, the fees and expenses of Winstead PC invoiced on or prior to the Fourth Amendment Execution Date; and

(c)           such other certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

SECTION 4.         Increase of Borrowing Base; Decrease of Monthly Reduction Amount.  Effective as of the Fourth Amendment Execution Date, the Borrowing Base is hereby increased from $14,080,000 to $15,000,000, and, effective as of July 1, 2017, the Monthly Reduction Amount is hereby decreased from $230,000 to $0.  The foregoing redetermination of the Borrowing Base and Monthly Reduction Amount is a periodic redetermination of the Borrowing Base and Monthly Reduction Amount under Section 2.10(b) of the Credit Agreement. The Borrowing Base and Monthly Reduction Amount as so adjusted shall remain in effect until the next periodic redetermination of the Borrowing Base and Monthly Reduction Amount under Section 2.10(b) of the Credit Agreement, unless otherwise adjusted pursuant to the other provisions of Section 2.10 of the Credit Agreement.

SECTION 5.         Post-Closing Covenants.

(a)           Notwithstanding anything to the contrary contained in the Third Amendment, on or before August 31, 2017, Borrower shall have entered into, and shall thereafter maintain, Acceptable Commodity Hedging Agreements at prices acceptable to Administrative Agent covering at least 50% of Projected Production of natural gas for calendar year 2018 from the Oil and Gas Properties of Borrower and its Subsidiaries used in determining the Borrowing Base (as set forth above).

(b)           Within sixty (60) days of the Fourth Amendment Execution Date (or such later date as Administrative Agent may determine), Borrower shall be in compliance with Section 4.1 of the Credit Agreement (as amended hereby with respect to the amendment of the definition of “Required Reserve Value”).

(c)           If at any time any Obligated Party owns deposit accounts not located at Texas Capital Bank after December 31, 2017, within ninety (90) days of such occurrence (or such later date as Administrative Agent may determine), such Obligated Party shall (i) grant a Lien on such deposit accounts to Administrative Agent for the benefit of the Secured Parties pursuant to documentation in form and substance satisfactory to Administrative Agent and (ii) cause such deposit accounts to be subject to control agreements in form and substance satisfactory to Administrative Agent.

SECTION 6.         Acknowledgment and Ratification.  As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, each Obligated Party acknowledges and agrees that the execution, delivery, and performance of this Amendment shall, except as expressly provided herein, in no way release, diminish, impair, reduce, or otherwise affect the obligations of any Obligated Party under the Loan Documents, which Loan Documents shall remain in full force and effect.

SECTION 7.         Borrower’s Representations and Warranties.  As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, each Obligated Party represents and warrants to Administrative Agent and the Lenders (with the knowledge and intent that Administrative Agent and the Lenders are relying upon the same in entering into this Amendment) that, as of the Fourth Amendment Execution Date:

(a)           This Amendment, the Credit Agreement and each of the other Loan Documents to which such Obligated Party is a party, have each been duly executed and delivered by such Obligated Party’s duly authorized officers and constitute the valid and binding obligations of such Obligated Party, enforceable against such Obligated Party in accordance with their respective terms, except as enforcement thereof may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

(b)           The representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects, after giving effect to this Amendment, as if made on and as of the date of this Amendment (except to the extent such representations and warranties relate solely to an earlier date, in which case, they are true and correct in all material respects as of such date).

(c)           At the time of and after giving effect to this Amendment, no Default exists.

(d)           The execution, delivery and performance of this Amendment are within such Obligated Party’s corporate, partnership or company power, as the case may be, have been duly authorized, are not in contravention of any law applicable to such Obligated Party or the terms of such Obligated Party’s Constituent Documents and, except as have been previously obtained, do not require the consent or approval of any Governmental Authority or any other Person except to the extent that such consent or approval is not material to the transactions contemplated by this Amendment.

SECTION 8.         Administrative Agent and the Lenders Make No Representations or Warranties.  By execution of this Amendment, neither Administrative Agent nor any Lender (a) makes any representation or warranty or assumes any responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Amendment, the Credit Agreement, the Loan Documents or any other instrument or document furnished pursuant thereto, or (b) makes any representation or warranty or assumes any responsibility with respect to the financial condition of Borrower or any other Person or the performance or observance by such Persons of any of their obligations under the Loan Documents, or any other instrument or document furnished pursuant thereto.

SECTION 9.         Effect of Amendment.  This Amendment, except as expressly provided herein, (a) shall not be deemed to be a consent to the modification or a waiver of any other term or condition of the Credit Agreement, any Security Document or any other Loan Document, (b) shall not prejudice any right or rights which Administrative Agent or the Lenders may now or hereafter have under or in connection with the Credit Agreement, any Security Document or any other Loan Document, and (c) shall not be deemed to be a waiver of any existing or future Default under the Credit Agreement, any Security Document or any other Loan Document.

SECTION 10.       Miscellaneous.  This Amendment shall be governed by, and construed in accordance with, the law of the State of Texas.  The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.  This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In evidencing this Amendment, it shall not be necessary to produce or account for more than one such counterpart.  This Amendment, and any documents required or requested to be delivered pursuant to Section 3 hereof, may be delivered by facsimile or pdf transmission of the relevant signature pages hereof and thereof, as applicable.

SECTION 11.       Ratification.  Each Obligated Party ratifies and acknowledges that the Loan Documents to which it is a party are valid, subsisting and enforceable.

SECTION 12.       NOTICE OF FINAL AGREEMENT.  THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND THE INTERCREDITOR AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of page intentionally left blank.  Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Fourth Amendment Execution Date.

EPSILON ENERGY USA INC,
as Borrower

By:	/s/ B. Lane Bond
Name:	B. Lane Bond
Title:	CFO

ACKNOWLEDGED AND AGREED:

EPSILON ENERGY LTD.,
as a Guarantor

By:	/s/ B. Lane Bond
Name:	B. Lane Bond
Title:	CFO

EPSILON MIDSTREAM, LLC,
as a Guarantor

By:	Epsilon Energy USA Inc,
its Managing Member

By:	/s/ B. Lane Bond
Name:	B. Lane Bond
Title:	CFO

Fourth Amendment to Credit Agreement- Signature Page

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:	/s/ James E. Hibbert Jr.
Name:	James E. Hibbert Jr.
Title:	Assistance Vice President

Fourth Amendment to Credit Agreement- Signature Page